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                                                                     EXHIBIT 3.2

                  FIRST RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    ENTRAVISION COMMUNICATIONS CORPORATION

     Entravision Communications Corporation, a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law, does hereby certify:

     FIRST: That the name of the corporation is Entravision Communications Corporation and that the corporation was originally incorporated on February 11, 2000 under the name "Entravision Communications Corporation."

     SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the corporation, declaring said amendment and restatement to be advisable and in the best interests of the corporation, which resolution setting forth the proposed amendment and restatement is as follows:

     RESOLVED, that the Certificate of Incorporation of the corporation be amended and restated in its entirety as follows:

                                  ARTICLE 1.

     The name of the corporation is Entravision Communications Corporation.

                                  ARTICLE 2.

     The address of the registered office of the corporation in the State of Delaware is 15 East North Street, County of Kent, Dover, Delaware 19903-0899. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE 3.

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE 4.

     4.1  Classes of Stock.  The corporation shall have the authority to issue
          ----------------
325,000,000 shares of Common Stock, par value $0.0001 per share, divided into the following classes: (i) 260,000,000 shares of Class A Common Stock (the "Class A Common Stock"); (ii) 40,000,000 shares of Class B Common Stock (the "Class B Common Stock"); and (iii) 25,000,000 shares of Class C Common Stock (the "Class C Common Stock" and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"). The corporation shall also have the authority to issue 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock"). The Common Stock and the Preferred Stock are collectively referred to herein as the "Capital Stock."

     4.2  Certain Definitions.  As used in this First Restated Certificate of
          -------------------
Incorporation, the following terms have the meanings indicated:

     "Affiliate" means any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with another Person (as defined below).

     "Board" means the Board of Directors of the corporation.

     "Class B Holder(s)" means Walter F. Ulloa, Philip C. Wilkinson or Paul A. Zevnik, or any Permitted Transferee (as defined below) of Walter F. Ulloa, Philip C. Wilkinson or Paul A. Zevnik (hereinafter each of such individuals and his respective Permitted Transferee(s) is referred to as "Ulloa," "Wilkinson" and "Zevnik," respectively).

     "Class B Required Amount" means, in the case of each Class B Holder, a number of shares equal to thirty percent (30%) of the Class B Base Amount. The Class B Base Amount shall be equal to ______________ shares of Class B Common Stock with respect to Ulloa, _______________ shares of Class B Common Stock with respect to Wilkinson and ________________ shares of Class B Common Stock with respect to Zevnik, which shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the corporation of the Class B Common Stock approved by the Board in accordance with the bylaws.

     "Class C Holder" means Univision Communications Inc. ("Univision"), or any Permitted Transferee of Univision.

     "Class C Required Amount" means, in the case of the Class C Holder, a number of shares equal to thirty percent (30%) of the Class C Base Amount. The Class C Base Amount shall be equal to _______________ shares of Class C Common Stock, which shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the corporation of the Class C Common Stock approved by the Board in accordance with the bylaws.

     "Communications Act" means the Communications Act of 1934, and the rules, regulations, decisions and written policies of the Federal Communications Commission (the "FCC") thereunder (as the same may be amended from time to time).

     "Entire Board" means the number of directors of the corporation which would be in office if there are no vacancies on the Board and no unfilled newly-created directorships.

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     "Permitted Transferee" means: (i) any entity all of the equity (other than directors' qualifying shares) of which is directly or indirectly owned by the transferor that is not an Affiliate of any other Person; (ii) in the case of an transferor who is an individual, (a) such transferor's spouse, lineal descendants, adopted children and minor children supported by such transferor,
(b) any trustee of any trust created primarily for the benefit of any, or some of or all of such spouse or lineal descendants (but which may include beneficiaries that are charities) or any revocable trust created by such transferor, (c) the transferor, in the case of a transfer from any "Permitted Transferee" back to its transferor and (d) any entity all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any Person other than the Persons described in clauses (a) through
(c) above; and (iii) in the case of a Class B Holder, any other Class B Holder.

     "Person" means any individual, a corporation, a partnership, an association, a limited liability company or a trust.

     "Transfer" means any direct or indirect sale, pledge, hypothecation, voluntary or involuntary, and whether by merger or other operation of law, other than a bona fide pledge of shares to secure financing; provided that a foreclosure on such pledged shares shall constitute a Transfer.

     4.3  Common Stock.  Except as otherwise provided by law or by this First
          ------------
Restated Certificate of Incorporation, each of the shares of Common Stock shall be identical in all respects, including with respect to dividends and upon liquidation.

          (a)  Stock Dividends; Stock Splits.
               -----------------------------

               (i) A dividend of Common Stock on any share of Common Stock shall be declared and paid only in an equal per share amount on the then outstanding shares of each class of Common Stock and only in shares of the same class of Common Stock as the shares on which the dividend is being declared and paid. For example, if and when a dividend of Class A Common Stock is declared and paid to the then outstanding shares of Common Stock: (i) the dividend of Class A Common Stock shall be paid solely to the outstanding shares of Class A Common Stock; and (ii) a dividend of Class B Common Stock and Class C Common Stock shall similarly be declared and paid in an equal per share amount solely to the then outstanding shares of Class B Common Stock and Class C Common Stock, respectively.

               (ii) If the corporation shall in any manner subdivide or combine, or make a rights offering with respect to, the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionally subdivided or combined, or a rights offering shall be made, in the same manner and on the same basis as the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be, that have been subdivided or combined or made subject to a rights offering.

          (b)  Voting Rights.
               -------------

               (i) The holders of the Class A Common Stock and the Class C Common Stock shall have one (1) vote for each share held; the holders of the Class B Common Stock shall have ten (10) votes for each share held.

               (ii)  Members of the Board shall be elected as set forth in
Section 4.5 below.

               (iii) Without the consent of the holders of at least a majority of the shares of Class C Common Stock then outstanding, voting as a separate class, given in writing or by vote at a meeting of such Class C Holder called for such purpose, the corporation will not:

                     (A) merge, consolidate or enter into a business combination, or otherwise reorganize the corporation with or into one or more entities (other than a merger of a wholly-owned subsidiary of the corporation into another wholly-subsidiary of the corporation);

                     (B) dissolve, liquidate or terminate the corporation;

                     (C) directly or indirectly dispose of any interest in any FCC license with respect to television stations which are affiliates of Univision;

                     (D) amend, alter or repeal any provision of the First Restated Certificate of Incorporation or bylaws of the corporation, each as amended, so as to adversely affect the rights, privileges or restrictions provided for the benefit of the holders of the Class C Common Stock.

          (c)  Conversion Rights.
               -----------------

               (i)   Voluntary Conversion.  Each share of Class B Common Stock
                     --------------------
or Class C Common Stock shall be convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder thereof.

               (ii)  Class B Automatic Conversion.  Each share of Class B Common
                     ----------------------------
Stock shall convert automatically into one (1) fully paid and non-assessable share of Class A Common Stock upon its Transfer to any party other than a Permitted Transferee of the holder thereof. Each share of Class B Common Stock held by a Class B Holder or his respective Permitted Transferee(s) shall convert automatically into one (1) fully paid and non-assessable share of Class A Common Stock (i) upon the death of such Class B Holder, (ii) when such Class B Holder is no longer actively involved in the business of the corporation or (iii) if such Class B Holder (or his Permitted Transferee(s)) owns less than the Class B Required Amount. Each share of Class B Common Stock shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock (i) upon the death of the second to die of Ulloa and

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Wilkinson or (ii) when the second of Ulloa and Wilkinson ceases to be actively involved in the business of the corporation.

               (iii) Class C Automatic Conversion.  Each share of Class C Common
                     ----------------------------
Stock shall convert automatically into one (1) fully paid and non-assessable share of Class A Common Stock upon its Transfer to any party other than Permitted Transferee of the holder thereof. Each share of Class C Common Stock shall convert automatically into one (1) fully paid and non-assessable share of Class A Common Stock when the Class C Holder (or its Permitted Transferee) owns less than the Class C Required Amount.

               (iv)  Unconverted Shares.  If less than all of the shares of
                     ------------------
Class B Common Stock or Class C Common Stock are converted pursuant to subparagraphs (i), (ii) or (iii) above, and such shares are evidenced by a certificate surrendered to the corporation in accordance with the procedures as the Board may determine, representing shares in excess of the shares being converted, the corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to the holder, a new certificate evidencing the number of shares of Class B Common Stock or Class C Common Stock, as the case may be, not converted.

               (v)   Reservation.  The corporation hereby reserves and shall at
                     -----------
all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, to effect conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock. The corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

          (d)  Elimination of Class Rights.
               ---------------------------

               (i)   Class B Common Stock.  Upon the occurrence of a Class B
                     --------------------
Voting Election, the rights of the Class B Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class B Voting Election" shall be conclusively deemed to have occurred upon receipt by the Secretary of the corporation of a written consent signed by the record holders of a majority of the outstanding shares of Class B Common Stock electing to eliminate the voting rights of the Class B Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time any of the Class B Holders own less than the Class B Required Amount (a "Class B Voting Event," and together with a Class B Voting Election, a "Class B Voting Conversion"), the rights of such Class B Holder(s) to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class B Voting Conversion, such Class B

Holder(s) shall vote together as a class with the holders of the Class A Common Stock (and, if a Class C Voting Conversion has occurred, the Class C Holder), except as required by law.

               (ii) Class C Common Stock.  Upon the occurrence of a Class C
                    --------------------
Voting Election, the rights of the Class C Holder to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class C Voting Election" shall be conclusively deemed to have occurred upon receipt by the Secretary of the corporation of a written consent signed by the record holders of a majority of the outstanding shares of Class C Common Stock electing to eliminate the voting rights of the Class C Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time the Class C Holder (or its Permitted Transferee) owns less than the Class C Required Amount (a "Class C Voting Event," and together with a Class C Voting Election, a "Class C Voting Conversion"), the rights of the Class C Holder to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class C Voting Conversion, the Class C Holder shall vote together as a class with the holders of the Class A Common Stock (and, if a Class B Voting Conversion has occurred, the Class B Holders), except as required by law.

     4.4  Preferred Stock.  The Board is authorized, subject to limitations
          ---------------
prescribed by law and the provisions of this First Restated Certificate of Incorporation and the bylaws, by resolution or resolutions of the Board, from time to time to provide for the issuance of the shares of the Preferred Stock in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, without limitation, determination of the following: (i) the number of shares constituting that series and the distinctive designation of that series; (ii) the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall be subject to conversion or exchange, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine; (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the type and amount of consideration per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) any other relative rights, preferences and limitations, if any, of that series.

     4.5  Election of Directors.  The directors of the corporation shall be
          ---------------------
elected as follows:

          (a) Unless a Class C Voting Conversion has occurred, the holders of the Class C Common Stock, voting as a separate class, shall be entitled to elect two (2) directors to the Board. The directors that the holders of the Class C Common Stock have the right to elect hereunder are referred to as the "Class C Director(s)." Unless a Class C Voting Conversion has occurred, the holders of the Class C Common Stock, voting as a separate class, shall also have the sole right to remove any Class C Director without cause. Unless a Class C Voting Conversion has occurred, any vacancy in the office of a Class C Director shall be filled solely by (i) the holders of the Class C Common Stock, voting as a separate class, or (ii) the sole Class C Director. At such time as a Class C Voting Conversion has occurred, the voting rights of the holders of the Class C Common Stock pursuant to this Section 4.5(a) shall terminate and the directors formerly denominated Class C Directors shall be redesignated Class A/B Directors and shall be elected pursuant to the provisions of Section 4.5(b) below.

          (b) The remainder of the Entire Board after the elections described in
Section 4.5(a) above shall be elected by all holders of the Class A Common Stock and Class B Common Stock (and if a Class C Voting Conversion has occurred, the Class C Common Stock) voting together as a single class, and shall be referred to herein as the "Class A/B Director(s)." All holders of Class A Common Stock and Class B Common Stock (and if a Class C Voting Conversion has occurred, the Class C Common Stock), voting together as a single class, shall also have the sole right to remove any of the Class A/B Directors without cause. Any vacancy in the office of a Class A/B Director or any newly-created Class A/B directorship shall be filled solely by the holders of the Class A Common Stock and Class B Common Stock (and if a Class C Voting Conversion has occurred, the Class C Common Stock), voting together as a single class. The number of Class A/B Directors shall be increased by the number of directors formerly denominated Class C Directors pursuant to Section 4.5(a) above upon the occurrence of a Class C Voting Conversion.

                                  ARTICLE 5.

     Except as otherwise provided herein, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation, but the stockholders may make additional bylaws and may repeal, alter, amend or rescind any bylaw whether adopted by them or otherwise.

                                  ARTICLE 6.

     The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board or by the stockholders.

                                  ARTICLE 7.

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

     Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                  ARTICLE 8.

     Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the bylaws of the corporation.

                                  ARTICLE 9.

     Directors of the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the personal liability of directors of the corporation shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. Any repeal or modification of any of the foregoing provisions by the stockholders of the corporation, or the adoption of any provision hereof inconsistent with this Article 9, shall not adversely affect any right or protection of directors of the corporation existing at the time of, or increase the liability of directors of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                  ARTICLE 10.

     The corporation reserves the right to amend, alter, change or repeal any provision contained herein in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers of the corporation herein are granted subject to such revision.

                                  ARTICLE 11.

     11.1 Right to Indemnification.  Each person who was or is made party or is
          ------------------------
threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation (including any subsidiary of the corporation) or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide for broader indemnification rights than permitted as of the date this First Restated Certificate of Incorporation is filed with the State of Delaware), against all expense, liability and loss (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 11.2 below, with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section
11.1 shall be a contract right and shall include the obligation of the corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that if and to the extent that the Board requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 11.1 or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

     11.2 Procedure for Indemnification.  Any indemnification of a director or
          -----------------------------
officer of the corporation or advance of expenses under Section 11.1 above shall be made promptly, and in any event within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days) upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article 11 is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this
Article 11 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 11.1 above, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Delaware General Corporation Law, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 11.1 above shall be the same procedure set forth in this Section 11.2 for directors or officers, unless otherwise set forth in the action of the Board providing for indemnification for such employee or agent.

     11.3 Insurance.  The corporation may purchase and maintain insurance on its
          ---------
own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation (including any subsidiary of the corporation), partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

     11.4 Service for Subsidiaries.  Any person serving as a director, officer,
          ------------------------
employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least fifty percent (50%) of whose equity interests are owned by the corporation (a "subsidiary" for purposes of this Article 11) shall be conclusively presumed to be serving in such capacity at the request of the corporation.

     11.5 Reliance.  Persons who after the date of the adoption of this
          --------
provision are directors or officers of the corporation or who, while a director or officer of the corporation, or a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 11 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 11 shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     11.6 Non-Exclusivity of Rights.  The rights to indemnification and to the
          -------------------------
advance of expenses conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under this First Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     11.7 Merger or Consolidation.  For purposes of this Article 11, references
          -----------------------
to "the corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 11 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE 12.

     12.1 Foreign Ownership Restrictions.
          ------------------------------

          (a) The corporation shall at all times be in compliance with 47 C.F.R.
(S) 310(a) and (b) and interpretations thereof by the FCC (the "Foreign Ownership Restrictions"). The Board shall have all powers necessary to insure compliance with this Article 12, including, without limitation, the redemption of shares of capital stock the transfer or ownership of which resulted in a violation of the Foreign Ownership Restrictions; provided, however, that the corporation may, at the request of a stockholder, first seek a waiver of such Foreign Ownership Restrictions from the FCC in the event that any violation thereof results from open-market purchases of publicly traded shares of the corporation, whether shares of capital stock in the corporation or shares of capital stock in an entity which holds capital stock of the Corporation, the foreign ownership of which is attributed to the corporation by operation of the rules of the FCC. As a last resort, the Board shall be required to redeem the shares of capital stock the transfer or ownership of which resulted in the violation of the Foreign Ownership Restrictions to insure such compliance (subject, however, to Sections 12(b) and (c) below).

          (b) In exercising powers or taking actions to achieve or preserve such compliance, the Board (acting in good faith and based upon advice of outside counsel expert in FCC matters) shall select the method that is least detrimental to the stockholders of the corporation affected by the action. In the case of redemption by the corporation of shares of different classes, the shares of the class having greater voting rights shall occur first.

          (c) If the Board, pursuant to Section 12(a) above, should invoke its powers to redeem any of the capital stock held by a party in order to secure compliance with the Foreign Ownership Restrictions, such redemption shall be at fair market value as determined by a third-party valuation expert retained by the Board, whose costs and expenses shall be charged to the party from whom the shares are redeemed.

     12.2 FCC Compliance Restrictions.  The corporation shall at all times be in
          ---------------------------
compliance with, and shall not take any action, nor shall it cause any act to be done, that would cause it to be in violation of the limitations on ownership of mass media, cable television and newspaper (or such other interests as the legislation or the FCC shall require in the future) interests, as set forth in the Communications Act or the rules of the FCC.

     THIRD: That the corporation has not yet received any payment for any of its stock and that the foregoing amendment and restatement was duly adopted in accordance with the provisions of Section 241 and 245 of the Delaware General Corporation Law.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this First Restated Certificate of Incorporation has been executed by the President and Secretary of the corporation on this _____ day of ________________, 2000.


                         ________________________________________
                         Philip C. Wilkinson, President


                         ________________________________________
                         Paul A. Zevnik, Secretary

        [Signature Page to First Restated Certificate of Incorporation of Entravision Communications Corporation]